Exhibit 12.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

June 4, 2025

Venu Holding Corporation

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Ladies and Gentlemen:

We have acted as legal counsel to Venu Holding Corporation, a Colorado corporation (the “Company”), in connection with its filing of an offering statement on Form 1-A (File No. 024-12617) (the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the proposed (i) offer and sale by the Company of up to 4,750,000 shares of the Series A 8.0% Cumulative Redeemable Convertible Preferred Stock of the Company (the “Series A Shares”), which are convertible into shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), as set forth in the Offering Statement; (ii) offer and issuance by the Company agent warrants to purchase up to the number of shares of Common Stock equal to three percent (3%) of the number of Series A Shares sold pursuant to the Offering Statement, in the form filed as an exhibit to the Offering Statement (the “Agent Warrants”); and (iii) issuance by the Company up to the number of shares of Common Stock specified in the Offering Statement issuable upon exercise of the Agent Warrants (the “Warrant Shares”). The Series A Shares, the Agent Warrants, and the Warrant Shares are referred to herein as the “Offered Securities.” We understand that (a) the Series A Shares are proposed to be offered and sold for sale to the public, and (b) the Agent Warrants are proposed to be issued to the lead selling agent (or its permitted assignees), each as described in the Offering Statement and pursuant to a selling agency agreement, in the form filed as an exhibit to the Offering Statement, to be entered into by the Company and the lead selling agent identified in the Offering Statement (the “Sales Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the Offering Statement and offering circular included therein, the Sales Agreement, the warrant agreement and subscription agreements, each as attached to the Offering Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Venu Holding Corporation

June 4, 2025

1.	In our examination, we have assumed (i) the legal capacity, competence and signing authority of all natural persons (excluding officers of the Company), the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic, electronic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof, (ii) that all information contained in all documents reviewed by us is true, correct and complete, at the time provided and continues to be so as of the date of this letter, (iii) all information required to be disclosed in connection with any consent or approval by the board of directors or other applicable authorizing body of any party to the Sales Agreement, warrant agreements, or subscription agreements, and all information required to be disclosed in connection with any issue relevant to our opinions, has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed, (iv) there is no effective order, injunction, instrument or similar pronouncement issued by any federal or state government, government instrument, authority or agency, or federal or state court, that would have the effect of ceasing, preventing or restricting the distribution, trade, issuance, offering, sale or delivery of securities of the Company or that affects any person who engages in such a trade, (v) there are no records of any proceedings or actions of the Company’s stockholders or board of directors that have not been provided to us, (vi) the absence of any integrated offering in connection with the offering of the Offered Securities, (vii) the absence of any “bad actor” disqualifications as required under the Securities Act, in connection with the offering of the Offered Securities, and (viii) the Offered Securities are offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Offering Statement, Sales Agreement, warrant agreements, and all subscription agreements. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	The Series A Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the subscription agreement in the form filed as an exhibit to the Offering Statement, will be validly issued, fully paid and non-assessable.

2.	Upon conversion of the Series A Shares in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Series A Shares into shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.	The Agent Warrants have been duly authorized by the Company and, when the warrant agreement is executed by the Company and delivered to the purchaser(s) thereof against payment therefor in accordance with the terms of the Sales Agreement and the form of warrant, in the form filed as an exhibit to the Offering Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares have been duly authorized, and if, as, and when the Warrant Shares are issued and delivered by the Company upon exercise of the Agent Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and non-assessable.

Venu Holding Corporation

June 4, 2025

The opinion set forth in paragraph (3) above, is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, or (ii) waivers by the Company of any statutory or constitutional rights or remedies.  We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

In rendering the foregoing opinions, we have assumed that: (i) the Offering Statement, and any amendments thereto, shall have qualified under the Securities Act and will remain qualified at the time of issuance of the Series A Shares, Agent Warrants and the Warrant Shares thereunder; (ii) the Company will issue and deliver the Offered Securities in the manner contemplated by the final offering circular and the subscription agreement filed as an exhibit thereto; and (iii) all Offered Securities will be issued in compliance with applicable federal and state securities laws. To the extent the obligations of the Company with respect to the Offered Securities may be dependent upon such matters, we also assume for purposes of this letter that the other party under the Sales Agreement, each subscription agreement, and the warrant agreement as it relates to the Agent Warrants: (i) is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; (ii) that such party is duly qualified to engage in the activities contemplated by each such agreement; (iii) that each such agreement has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (iv) that such other party is in compliance with respect to performance of its obligations under such agreement with all applicable laws and regulations; and (v) such other party has the requisite organizational and legal power and authority to perform its obligations under the such agreement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Offering Statement or the related prospectus, other than as expressly stated herein with respect to the Offered Securities to be issued pursuant to the Offering Statement.

Our opinion is limited to the federal laws of the United States and the Colorado Business Corporation Act and, with respect to the opinions set forth in paragraph (3), above, the internal laws of the State of New York. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Venu Holding Corporation

June 4, 2025

This letter is solely for the Company’s use in connection with the offering of the Offered Securities pursuant to the Offering Statement and may not be used or relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to this firm under the caption “Legal Matters” in the Offering Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Offering Statement, including this opinion as an exhibit or otherwise.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC